AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2001

                                            Registration Statement No. 333-64996
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             Registration Statement

                                    Under the

                             Securities Act of 1933

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                         ANHEUSER-BUSCH COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

               Delaware                                           43-1162835
     (State or other jurisdiction                               (IRS Employer
  of incorporation or organization)                          Identification No.)

                                 One Busch Place
                            St. Louis, Missouri 63118
                    (Address of principal executive offices) Registrant's
               telephone number including area code:
                                 (314) 577-2000

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             JoBeth G. Brown                              Copies to:
       Vice President and Secretary                Denis P. McCusker, Esq.
      Anheuser-Busch Companies, Inc.                    Bryan Cave LLP
             One Busch Place                 One Metropolitan Square, Suite 3600
        St. Louis, Missouri 63118                 St. Louis, Missouri 63102
               314-577-2000                              314-259-2455
 (Name and address of agent for service)               Fax 314-259-6580

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:                                                                         /_/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box:                          /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.               /_/ ______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                /_/ ______

     If delivery of the  prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                              /X/

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered, assuming three issuances of securities:

              Registration Fee ...........................    $      250,000
              Printing and Engraving......................    $       25,000*
              Trustee's Charges ..........................    $       20,000*
              Accounting Fees ............................    $       40,000*
              Rating Agency Fees .........................    $      174,000*
              Legal Fees .................................    $      100,000*
              Miscellaneous ..............................    $        6,000*
                                                              --------------
                       Total ............................     $      615,000*
                                                              ================
                  *  Estimated

Item 15.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant to the full extent authorized or permitted by Delaware law. The Restated Certificate also provides that the Registrant may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

     The Registrant has entered into indemnification agreements with its directors and executive officers.

Item 16.  Exhibits.

     Exhibit

     Number                Description of Exhibit
     ------                ----------------------

     1.1  Form of Underwriting  Agreement  (incorporated by reference to Exhibit
          1.1 to the Registrant's Registration Statement No. 333-31477).

     1.2  Form of Distribution Agreement. **

     4.1 Indenture dated as of July 1, 2001 between the Registrant and The Chase Manhattan Bank, as Trustee.

     4.2 Form of Indenture to be entered into between the Registrant and a Trustee to be selected.

     4.3  Form of Debt Security (Included in Exhibit 4.1).

     4.4 Form of Medium-Term Note (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement No. 333-31477).

     5    Opinion and consent of Bryan Cave LLP, counsel to the Registrant. **

     23   Consent of PricewaterhouseCoopers LLP. **

     24 Powers of Attorney executed by certain of the officers and directors of the Registrant. **

     25 Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Chase Manhattan Bank, as Trustee. **

          ** Previously filed.

Item 17.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) To file an application for the purpose of determining the eligibility of the trustee (under any Indenture entered into with a trustee to be selected) to act under subsection (a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on July 19, 2001.

                              ANHEUSER-BUSCH COMPANIES, INC.

                              By:  /s/ JOBETH G. BROWN
                                 -----------------------------------------------
                                 (JoBeth G. Brown, Vice President and Secretary)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated:


       Signature                         Title                       Date

                                   Chairman of the Board and
                                        President and Director
     August A. Busch III*               (Principal Executive
---------------------------------       Officer)                   July 19, 2001
     (August A. Busch III)

                                   Vice President and Chief
                                          Financial Officer
      W. Randolph Baker*                (Principal Financial
---------------------------------       Officer)                   July 19, 2001
      (W. Randolph Baker)

                                   Vice President and
        John F. Kelly*                  Controller (Principal
---------------------------------       Accounting Officer)        July 19, 2001
        (John F. Kelly)

      Bernard A. Edison*
---------------------------------  Director                        July 19, 2001
      (Bernard A. Edison)

     Carlos Fernandez G.*
---------------------------------  Director                        July 19, 2001
     (Carlos Fernandez G.)

        John E. Jacob*
---------------------------------  Director                        July 19, 2001
        (John E. Jacob)

        James R. Jones*
---------------------------------  Director                        July 19, 2001
       (James R. Jones)

      Charles F. Knight*
---------------------------------  Director                        July 19, 2001
      (Charles F. Knight)

---------------------------------  Director
    (Vernon R. Loucks, Jr.)

      Vilma S. Martinez*
---------------------------------  Director                        July 19, 2001
      (Vilma S. Martinez)

      James B. Orthwein*
---------------------------------  Director                        July 19, 2001
      (James B. Orthwein)

     William Porter Payne*
---------------------------------  Director                        July 19, 2001
    (William Porter Payne)

        Joyce M. Roche*
---------------------------------  Director                        July 19, 2001
       (Joyce M. Roche)

      Patrick T. Stokes*
---------------------------------  Director                        July 19, 2001
      (Patrick T. Stokes)

       Andrew C. Taylor*
---------------------------------  Director                        July 19, 2001
       (Andrew C. Taylor)

    Douglas A. Warner III*
---------------------------------  Director                        July 19, 2001
    (Douglas A. Warner III)


   Edward E. Whitacre, Jr.*
---------------------------------  Director                        July 19, 2001
   (Edward E. Whitacre, Jr.)



                          *       By: /s/ JOBETH G. BROWN
                                     ---------------------------------
                                              JoBeth G. Brown
                                              Attorney-in-Fact

                                INDEX TO EXHIBITS

   Exhibit
   Number                Description of Exhibit

     1.1  Form of Underwriting  Agreement  (incorporated by reference to Exhibit
          1.1 to the Registrant's Registration Statement No. 333-31477).

     1.2  Form of Distribution Agreement. **

     4.1 Indenture dated as of July 1, 2001 between the Registrant and The Chase Manhattan Bank, as Trustee.

     4.2 Form of Indenture to be entered into between the Registrant and a Trustee to be selected.

     4.3  Form of Debt Security (Included in Exhibit 4.1).

     4.4 Form of Medium-Term Note (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement No. 333-31477).

     5    Opinion and consent of Bryan Cave LLP, counsel to the Registrant. **

     23   Consent of PricewaterhouseCoopers LLP. **

     24 Powers of Attorney executed by certain of the officers and directors of the Registrant. **

     25 Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Chase Manhattan Bank, as Trustee. **

          ** Previously filed.